UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2018

Howard Bancorp, Inc.
(Exact name of registrant as specified in charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 Boston Street, Baltimore, Maryland	21224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At Howard Bancorp, Inc.'s (the "Company") annual meeting of stockholders held on May 23, 2018, the Company's stockholders voted on the following matters:

1.
To elect five Class I directors to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2021, and until their successors are elected and qualify; to elect two Class II director to serve for the remainder of a three-year term expiring at the Annual Meeting of Stockholders in 2019 and until their successors are elected and qualify, and to elect two Class III director to serve for the remainder of a three-year term expiring at the Annual Meeting of Stockholders in 2020 and until their successors are elected and qualify.

	Votes	Votes	Broker
	For	Withheld	Non-Votes
Class I
Howard Feinglass	10,784,208	20,588	5,654,352
John J. Keenan	10,766,273	38,523	5,654,352
Robert D. Kunisch, Jr.	10,644,761	160,035	5,654,352
Kenneth C. Lundeen	10,785,055	19,741	5,654,352
Thomas P. O'Neill	8,635,314	2,169,482	5,654,352

Class II
W. Gary Dorsch	10,786,621	18,175	5,654,352
Michael B. High	10,767,412	37,384	5,654,352

Class III
James T. Dresher, Jr.	10,786,621	18,175	5,654,352
Jack E. Steil	10,644,661	160,135	5,654,352

2.	To approve a non-binding advisory proposal to approve the compensation of the Company's named executive officers.

Votes For	9,843,176
Votes Against	936,959
Abstain	24,661
Broker Non-Votes	5,654,352

3.	To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm to audit the Company's financial statements for 2018.

Votes For	16,391,978
Votes Against	58,768
Abstain	8,402

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

By: /s/ George C. Coffman
Name: George C. Coffman
Date: May 24, 2018	Title: Executive Vice President and Chief Financial Officer